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                                                       Exhibit 10.11


                         EXECUTIVE EMPLOYMENT AGREEMENT

     This Agreement is made as of the 7th day of November, 1996, between FIRST NEW ENGLAND DENTAL CENTERS, INC., a Delaware corporation (the "Company"), and Jerald Robbins of Danvers, Massachusetts (the "Executive").

     WHEREAS, the Company desires to employ Executive for the period and upon and subject to the terms herein provided; and

     WHEREAS, Executive is willing to agree to be employed by the Company upon and subject to the terms herein provided;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

     [Section]1. TERM OF EMPLOYMENT. The Company agrees to employ Executive as its President from November 7, 1996 through November 6, 1998 (the "Termination Date"), or until the earlier termination of this Agreement pursuant to the terms hereof. This Agreement, and the Termination Date, will be renewed automatically for successive one-year terms, unless the Company or the Executive gives written notice to the other of its or his election not to renew, at least three months prior to the end of the then-current term.

     [Section]2. COMPENSATION. The Company will pay Executive base pay for his services rendered hereunder at an annual rate of $130,000, subject to upward adjustment based on reviews by the Company's Chairman and Chief Executive Officer (the "CEO") to occur not less frequently than annually. Executive's salary shall be paid in accordance with the Company's regular payroll practices for all senior executives as determined by the Company, subject only to such payroll and withholding deductions as are required by law and such other payroll deductions as are determined by the Company policy or as Executive may approve.

     [Section]3. BONUS. The Company's Board of Directors (the "Board") shall establish an annual budget each year, setting forth projected expenses, revenues and net profits. In the event that the Company achieves at least 90% of its projected net profit for any fiscal year during the term of this Agreement, commencing with the fiscal year ending December 31, 1997, the Company shall pay to Executive a bonus in an amount determined as follows:


 % of Projected Net Profit      Bonus (% of Base Annual Salary)
 -------------------------      -------------------------------

          90 - 91%                            2.5%
          91 - 92%                            5.0%
          92 - 93%                            7.5%
          93 - 94%                           10.0%
          94 - 95%                           12.5%
          95 - 96%                           15.0%

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

          96 - 97%                           17.5%
          97 - 98%                           20.0%
          98 - 99%                           22.5%
          99% +                              25.0%

In the event that the Company exceeds 100% of its projected net profit in such year, the Company may pay Executive an additional discretionary performance bonus, at such times and in such amounts as the Company, in its sole discretion, may determine.

     [Section]4. OFFICE AND DUTIES. During the term of this Agreement, the Company shall employ Executive to serve as the Company's President. The Executive shall perform such executive, administrative and acquisition duties as may be assigned to the Executive from time to time by the CEO. Executive agrees to serve the Company faithfully and to the best of Executive's ability and to devote all of Executive's business time, attention and efforts to the interests and business of the Company. Executive agrees at all times to perform all his duties in accordance with applicable laws, rules and regulations and the policies and procedures of the Company applicable to senior executives in effect from time to time.

     [Section]5. EXPENSES. Executive shall be entitled to reimbursement for reasonable and necessary business expenses incurred, consistent with Company policy, in connection with the performance of his duties hereunder upon receipt of vouchers therefor in accordance with such procedures as the Company has heretofore or may hereafter establish.

     [Section]6. VACATION DURING EMPLOYMENT. Executive shall be entitled to 20 days' paid vacation during each year of his employment hereunder.

     [Section]7. ADDITIONAL BENEFITS. Executive shall be entitled to all paid holiday, medical and other fringe benefit plans that the Company may now or hereafter in its discretion make available generally to its senior management.

     [Section]8. TERMINATION OF EMPLOYMENT. Notwithstanding any other provision of this Agreement, Executive's employment shall terminate on the death of the Executive and may be terminated by the CEO or the Board, as follows:

          (a) either (i) the Executive is determined to be "permanently disabled" as defined under the disability insurance policy covering the Executive, or (ii) if Executive is not covered by any such disability policy, the Executive is determined to be "totally disabled" by vote of a majority of the Board based upon the advice of a board-certified physician reasonably satisfactory to Executive and the Company, which may include a determination that the Executive is unable, because of physical or mental illness or incapacity or otherwise, to fulfill his duties under this Agreement for 180 consecutive days or appears unable to perform such duties for an indefinite period of time in excess of 180 days;


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          (b) termination of Executive by the Company for "Cause" (as hereinafter defined), provided, however, a termination for Cause shall not take effect unless the following has occurred:

               (i) The CEO or the Board has given Executive written notice of its intention to terminate Executive for Cause, specifying with particularity the grounds on which the proposed termination for Cause is contemplated, which shall be acts or failures to act on the part of Executive that occurred no more than six months prior to the CEO's or the Board's having knowledge of such acts or failures to act;

               (ii) the Executive shall have 30 days after such written notice to cure such conduct;

               (iii) if Executive fails to cure such conduct within such 30-day period, the Executive's employment shall be terminated.

     "Cause" shall mean (x) the willful and continued failure by the Executive to substantially perform his duties with the Company in accordance with this Agreement, or (y) the Executive's conviction of fraud, embezzlement, theft or other criminal conduct involving a felony.

     [Section]9. TERMINATION WITHOUT CAUSE. In the event that, during the term of this Agreement, Executive's employment hereunder is terminated by the Company other than pursuant to [Section]8 hereof, the Company shall pay Executive an amount equal to one year's base annual salary, and insurance benefits, at the rate in effect immediately prior to his termination, payable in 12 equal monthly installments, commencing 30 days from the effective date of termination. Notwithstanding the foregoing, in the event that such termination of employment occurs within three months following a Change of Control (as hereinafter defined), the Company shall pay to Executive an amount equal to the base annual salary that would have been payable hereunder had such termination not occurred for the period from the date of termination of employment through the later to occur of the Termination Date and the first anniversary of the effective date of termination, payable in equal monthly installments commencing 30 days from the effective date of termination through the Termination Date or, if later, the first anniversary of the effective date of termination.

"Change of Control" shall mean, prior to the consummation of an initial public offering of the Company's common stock, the occurrence of any one of the following events:

          (a) any "person" which is not the "beneficial owner" of more than 35% of the voting securities of the Company on a fully diluted basis on the date hereof or an "affiliate" of such party on the date hereof becomes a "beneficial owner" of more than 35% of the voting securities of the Company (as such terms are defined in Section 13(d) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder);

          (b) the Board approves a plan to sell or dispose of by merger, consolidation or other transaction all or substantially all of the Company's operating assets (on a consolidated basis) or approves a plan of liquidation; or

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          (c) the Company combines with another company and is the surviving corporation but immediately after the combination, the persons who were the stockholders of the Company immediately prior to the combination own 50% or less of the voting securities of the combined entity.

"Change of Control" shall mean, after the consummation of an initial public offering of the Company's common stock, the occurrence of any one of the following events:

          (a) any "person" which is not the "beneficial owner" of more than 20% of the voting securities of the Company on a fully diluted basis immediately after the consummation of such public offering or an "affiliate" of such party on such date hereof becomes a "beneficial owner" of more than 20% of the voting securities of the Company (as such terms are defined in Section 13(d) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder);

          (b) the majority of the Board consists of individuals other than members of the Board of Directors immediately after the consummation of such public offering or persons whose nomination or election was approved by at least two-thirds of the members of the Board immediately preceding the election of such individuals;

          (c) the Board approves a plan to sell or dispose of by merger, consolidation or other transaction all or substantially all of the Company's operating assets (on a consolidated basis) or approves a plan of liquidation; or

          (d) the Company combines with another company and is the surviving corporation but immediately after the combination, the persons who were the stockholders of the Company immediately prior to the combination own 50% or less of the voting securities of the combined entity.

     [Section]10. CONFIDENTIALITY. Executive shall not, either during the period of his employment with the Company or thereafter, reveal or disclose to any person outside the Company or use to his own benefit, any proprietary and confidential marketing technique or cost method, or any patient list of the Company or any proprietary and confidential mailing or supplier list, whether or not made, developed and/or conceived by Executive or by others in the employ of the Company. Upon the termination of Executive's employment in any manner or for any reason, Executive shall promptly surrender to the Company all copies of any of the foregoing, together with any other documents, materials, data, information and equipment belonging to or relating to the Company's business and in his possession, custody or control, and Executive shall not thereafter retain or deliver to any other person, any of the foregoing or any summary or memorandum thereof.

     [Section]11. RESTRICTION. Executive agrees that for 12 months from the termination of employment at the Termination Date, for cause by the Company, or voluntarily by Executive:

          The Executive will not, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management,

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operation or control of, any business or enterprise (a "Restricted Business")
that is in the business of operating dental clinics (or any aspect thereof) within a 10-mile radius of any dental clinic operated by the Company at the time of termination of Executive's employment. The restrictions contained in this paragraph will not prevent the Executive, during the 12-month period following the termination of his employment hereunder, from being employed by, acting as a consultant to, or serving on the Board of Directors of, any entity with a large national or regional business that directly or indirectly engages in the Restricted Business in the territories restricted hereunder or from owning up to a 1% equity interest in such an entity, but only if such entity is publicly traded; provided that the Executive does not actively engage in the management of that portion of such entity's business which is located in the restricted territory.

     [Section]12. NO SOLICITATION. Executive will not, for a period of 12 months after termination of employment for any reason solicit or attempt to induce, directly or indirectly, any employee of the Company to accept employment with a competitor of the Company or with any business or enterprise intending to compete with the Company.

     [Section]13. SEVERABILITY. Executive and the Company are of the belief that the period of time and the area herein specified in [Sections]11 and 12 above are reasonable in view of the nature of the business in which the Company is engaged, the state of its development and Executive's knowledge of the business. However, if such period or such area should be adjudged unreasonable in any judicial proceeding, then the period of time shall be reduced by such number of months or such area shall be reduced by elimination of such portion of such area, or both, as are deemed unreasonable, so that this covenant may be enforced in such area and during such period of time as is adjudged to be reasonable.

     [Section]14. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or mailed by first-class, registered or certified mail, postage prepaid, addressed (a) if to Executive, at 289 Andover Street, Danvers, Massachusetts 01923; and (b) if to the Company, attention of the CEO at its principal place of business, 85 Devonshire Street, Boston, Massachusetts 02109.

     [Section]15. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Company and the Executive with respect to the subject matter hereof and there have been no oral or other agreements of any kind whatsoever as a condition precedent or inducement to the signing of this Agreement or otherwise concerning this Agreement or the subject matter hereof.

     [Section]16. AMENDMENTS. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party against whom enforcement of any waiver, change, modification, consent or discharge is sought.

     [Section]17. ASSIGNABILITY; BINDING NATURE. This Agreement has been duly authorized by the Board and shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of the Executive) and permitted assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company, except that such rights or
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obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder.

     [Section]18. General Provisions.
                  ------------------

          (a) Executive further agrees that his obligations hereunder shall be binding upon him irrespective of the duration of his employment by the Company, the reasons for any cessation of his employment by the Company, or the amount of his compensation and shall survive the termination of this Agreement (whether such termination is by the Company, by the Executive, upon expiration of this Agreement or otherwise).

          (b) Executive represents and warrants to the Company that he is not now under any obligations to any person, firm or corporation, and has no other interest which is inconsistent or in conflict with this Agreement, or which would prevent, limit or impair, in any way, the performance by him of any of the covenants or his duties in his employment hereunder.

     [Section]19. INDEMNIFICATION. The Company shall, to the full extent legally permissible, indemnify the Executive in the event that he was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding, and all appeals (but excluding any such action, suit or proceeding by or in the right of the Company), by reason of the fact that the Executive is or was a member of the Board or an executive officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Executive in connection with such action, suit or proceeding if the Executive acted in good faith and in a manner that the Executive reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct in question was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Executive did not act in good faith and in a manner that the Executive reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that the Executive had reasonable cause to believe that the conduct in question was unlawful.

     The Company shall, to the full extent legally permissible, indemnify the Executive in the event that he was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, including appeals, by or in the right of the Company to procure a judgment in its favor, by reason of the fact that the Executive is or was a member of the Board or an executive

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officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys' fees) actually and reasonably incurred by the Executive in connection with the defense or settlement of such action or suit if the Executive acted in good faith and in a manner that the Executive reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which the Executive shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Executive is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     To the extent that the Executive has been successful in whole or in part on the merits or otherwise, including the dismissal of an action without prejudice, in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, the Executive shall be indemnified against all expenses incurred in connection therewith.

     Expenses incurred by the Executive in any action, suit or proceeding shall be paid by the Company in advance of the final disposition of thereof, if the Executive shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that the Executive is not entitled to indemnification.

     The indemnification and advancement of expenses provided by this Section shall not be deemed exclusive of any other rights to which the Executive may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware or otherwise, both as to action in the Executive's official capacity and as to action in another capacity while serving as a member of the Board or as an executive officer of the Company. All rights to indemnification under this Section or advancement of expenses shall continue after the Executive has ceased to be a director or executive officer, and shall inure to the benefit of his heirs, executors and administrators. The Company shall also indemnify the Executive for attorneys' fees, costs, and expenses in connection with the successful enforcement of the Executive's rights under this Section.

     [Section]20. GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the Commonwealth of Massachusetts.

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     IN WITNESS WHEREOF, the parties have executed or caused to be executed this
Agreement as of the date first above written.

                                       FIRST NEW ENGLAND DENTAL CENTERS, INC.

                                      By: Donald E. Strange
                                          -------------------------------------
                                          Donald E. Strange
                                          Chairman and Chief Executive Officer


                                          Jerald Robbins  11-07-96
                                          -------------------------------------
                                          Jerald Robbins